Exhibit 99.1

Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xylem.com	Matthew.Latino@xylem.com

Xylem Reports Fourth Quarter and Full-Year 2021 Earnings

•Full-year organic growth, adjusted EBITDA margin expansion, adjusted earnings per share in line with November guidance
•Full-year revenue of $5.2 billion, up 7% on a reported basis, up 4% organically
•Full-year reported earnings per share of $2.35, up 68%; adjusted earnings per share of $2.49, up 21%
•Strong demand drives continuing commercial momentum in all business segments; fourth quarter and full-year reported and organic orders growth in excess of 20%
•Provides 2022 organic revenue growth guidance range of 3% to 5% and adjusted earnings per share range of $2.35 to $2.70, reflecting ongoing chip constraints across the technology sector

RYE BROOK, N.Y., February 3, 2022 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter revenue of $1.32 billion, and full-year 2021 revenue of $5.20 billion, in line with previous guidance.

Fourth quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin decreased 260 basis points to 16.2 percent. Inflation and strategic investments drove the margin decline, exceeding the benefits of price realization and productivity savings. Xylem generated net income of $113 million, or $0.62 per share, and adjusted net income of $115 million, or $0.63 per share, which excludes the impact of restructuring, realignment and special charges.

For the full year, Xylem delivered adjusted EBITDA margin of 17.1 percent, up 80 basis points year-over-year. Productivity and volume drove the increase, exceeding inflation impacts. Full-year reported net income was $427 million, or $2.35 per share, and adjusted net income, which excludes the impact of restructuring, realignment and special charges, was $452 million, or $2.49 per share. The Company generated $538 million of operating cash flow, representing a 126 percent conversion, and $330 million of free cash flow, representing a 77 percent conversion.

“The team closed out 2021 with a strong performance, delivering full-year margin expansion alongside solid growth in revenue and earnings in the face of accelerating supply chain headwinds through the quarter,” said Patrick Decker, president and CEO of Xylem. “To mitigate the effects of inflation, the team also drove solid productivity improvements and price realization above our expectations. Market demand was clearly robust, as evidenced by continued strong orders and backlog growth in both the quarter and the year.”

“We expect the first half of 2022 to continue to be supply constrained due to ongoing chip shortages,” Decker continued. “Order-to-revenue conversion is set to pick up pace progressively, as we expect those constraints to begin easing in the latter part of the year. Overall, we expect full-year growth in the mid-single digits, with significant margin expansion in the second half, keeping us on track to achieve our 2025 growth and strategic milestones.”

Xylem announced that its Board of Directors declared a dividend in the amount of $0.30 per share, an increase of 7 percent. The dividend is payable on March 17, 2022, to shareholders of record as of February 17, 2022.

Full-year 2022 Outlook

Xylem forecasts full-year 2022 revenue in the range of $5.25 to $5.35 billion, up 1 to 3 percent on a reported basis and up 3 to 5 percent on an organic basis.

Full-year 2022 adjusted EBITDA margin is expected to be in the range of 16 to 17 percent. This results in adjusted earnings per share of $2.35 to $2.70, which represents a decline of 6 percent to an increase of 8 percent from Xylem’s 2021 adjusted results. Further 2022 planning assumptions are included in Xylem’s fourth quarter 2021 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Fourth Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•Fourth quarter 2021 revenue was $622 million, a 2 percent increase compared with fourth quarter 2020. This result was driven by healthy growth in the industrial end market, particularly in the Emerging Markets, partially offset by delayed revenue conversion in the U.S. utilities market primarily due to extended lead-times for ocean transit.

•Fourth quarter adjusted EBITDA margin was 21.7 percent, down 50 basis points from the prior year. Reported operating income for the segment was $122 million. Adjusted operating income for the segment, which excludes $2 million of restructuring and realignment, was $124 million, flat versus the comparable period last year. Reported operating margin for the segment was 19.6 percent, up 60 basis points versus the prior year, and adjusted operating margin was 19.9 percent, down 20 basis points versus prior year. Productivity benefits and price realization were more than offset by inflation and investments.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•Fourth quarter 2021 Applied Water revenue was $406 million, a 3 percent increase organically year-over-year. Industrial end-market strength in Emerging Markets, US and Western Europe was partially offset by weakness in the residential market in China particularly in light of strong prior-year performance.

•Fourth quarter adjusted EBITDA margin was 13.8 percent, down 340 basis points from the prior year. Reported operating income for the segment was $50 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $52 million, a 16 percent decrease versus the comparable period last year. The segment reported operating margin was 12.3 percent, down 310 basis points versus the prior year period. Adjusted operating margin declined 290 basis points to 12.8 percent. Productivity benefits and price realization were more than offset by inflation.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•Fourth quarter 2021 Measurement & Control Solutions revenue was $295 million, down 17 percent organically versus the prior year. The decline is in-line with our expectations and a result of the ongoing chip supply shortage and the outsized impact to our North American smart metering business.

•Fourth quarter adjusted EBITDA margin was 7.1 percent, down 750 basis points from the prior year. Reported operating income for the segment was -$17 million, and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was -$15 million, a 194 percent decrease versus the comparable period last year. The Measurement & Control Solutions segment reported operating margin was -5.8 percent, down 970 basis points versus the prior year period. Adjusted operating margin of -5.1 percent also decreased 950 basis points over the prior year period. Volume declines from component shortages as well as inflation more than offset productivity savings and modest price realization.

Supplemental information on Xylem’s fourth quarter 2021 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###
About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our 17,000 diverse employees delivered revenue of $5.2 billion in 2021. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the ongoing coronavirus (“COVID-19”) pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: overall industry and economic conditions, including industrial, governmental and private sector spending and the strength of the residential and commercial real estate markets; geopolitical, regulatory, economic and other risks associated with international operations; continued uncertainty around the ongoing COVID-19 pandemic’s magnitude, duration and impacts on our business, operations, growth, and financial condition; actual or potential other epidemics, pandemics or global health crises; availability, shortage or delays in receiving products, parts, electronic components and raw materials from our supply chain; manufacturing and operating cost increases due to inflation, prevailing price changes, tariffs and other factors; demand for our products, disruption, competition, pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; ability to retain and attract senior management and other diverse and key talent, as well as increasing competition for overall talent and labor; difficulty predicting our financial results; defects, security, warranty and liability claims, and recalls with respect to products; availability, regulation or interference with radio spectrum used by certain of our products; uncertainty related to restructuring and realignment actions and related charges and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; volatility in served markets or impacts on business and operations due to weather conditions, including the effects of climate change; fluctuations in foreign currency exchange rates; our ability to borrow or refinance our existing indebtedness and the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, competition, domestic content requirements, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under "Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent filings we have made or may make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2021	2020	2019
Revenue	$5,195	$4,876	$5,249
Cost of revenue	3,220	3,046	3,203
Gross profit	1,975	1,830	2,046
Selling, general and administrative expenses	1,179	1,143	1,158
Research and development expenses	204	187	191
Restructuring and asset impairment charges	7	75	63
Goodwill impairment charge	—	58	148
Operating income	585	367	486
Interest expense	76	77	67
Other non-operating (expense) income, net	—	(5)	(4)
Gain on sale of businesses	2	—	1
Income before taxes	511	285	416
Income tax expense	84	31	15
Net income	427	254	401
Earnings per share:
Basic	$2.37	$1.41	$2.23
Diluted	$2.35	$1.40	$2.21
Weighted average number of shares:
Basic	180.2	180.1	180.0
Diluted	181.5	181.1	181.2

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,349	$1,875
Receivables, less allowances for discounts, returns and credit losses of $44 and $46 in 2021 and 2020, respectively	953	923
Inventories	700	558
Prepaid and other current assets	158	167
Total current assets	3,160	3,523
Property, plant and equipment, net	644	657
Goodwill	2,792	2,854
Other intangible assets, net	1,016	1,093
Other non-current assets	664	623
Total assets	$8,276	$8,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$639	$569
Accrued and other current liabilities	752	787
Short-term borrowings and current maturities of long-term debt	—	600
Total current liabilities	1,391	1,956
Long-term debt, net	2,440	2,484
Accrued post-retirement benefits	438	519
Deferred income tax liabilities	287	242
Other non-current accrued liabilities	494	573
Total liabilities	5,050	5,774
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 195.6 and 194.9 shares in 2021 and 2020, respectively	2	2
Capital in excess of par value	2,089	2,037
Retained earnings	2,154	1,930
Treasury stock – at cost 15.2 shares and 14.5 shares in 2021 and 2020, respectively	(656)	(588)
Accumulated other comprehensive loss	(371)	(413)
Total stockholders’ equity	3,218	2,968
Non-controlling interest	8	8
Total equity	3,226	2,976
Total liabilities and stockholders’ equity	$8,276	$8,750

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2021	2020	2019
Operating Activities
Net income	$427	$254	$401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	118	117	117
Amortization	127	134	140
Deferred income taxes	10	(31)	(77)
Share-based compensation	33	26	29
Restructuring and asset impairment charges	7	75	63
Goodwill impairment charge	—	58	148
Gain from sale of businesses	(2)	—	(1)
Other, net	8	46	9
Payments for restructuring	(25)	(36)	(30)
Contributions to post-retirement benefit plans	(29)	(27)	(19)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(70)	109	(23)
Changes in inventories	(167)	(5)	47
Changes in accounts payable	81	(39)	29
Changes in accrued liabilities	7	101	15
Changes in accrued taxes	(9)	20	(13)
Net changes in other assets and liabilities	22	22	4
Net Cash — Operating activities	538	824	839
Investing Activities
Capital expenditures	(208)	(183)	(226)
Acquisitions of businesses and assets, net of cash acquired	—	—	(18)
Proceeds from sale of businesses	10	—	—
Cash received from investments	3	200	11
Cash paid for investments	—	(200)	(7)
Cash received from cross-currency swaps	14	12	9
Other, net	(2)	2	—
Net Cash — Investing activities	(183)	(169)	(231)
Financing Activities
Short-term debt issued, net	—	359	281
Short-term debt repaid, net	—	(640)	(254)
Long-term debt issued, net	—	985	—
Long-term debt repaid, net	(600)	—	—
Repurchase of common stock	(68)	(61)	(40)
Proceeds from exercise of employee stock options	19	20	13
Dividends paid	(203)	(188)	(174)
Other, net	(3)	(2)	(3)
Net Cash — Financing activities	(855)	473	(177)
Effect of exchange rate changes on cash	(26)	23	(3)
Net change in cash and cash equivalents	(526)	1,151	428
Cash and cash equivalents at beginning of year	1,875	724	296
Cash and cash equivalents at end of year	$1,349	$1,875	$724
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$99	$77	$77
Income taxes (net of refunds received)	$83	$41	$107

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflects the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Year Ended December 31
Xylem Inc.	6,300	5,033	1,267	25%	12	(140)	1,139	23%	22%
Water Infrastructure	2,471	2,134	337	16%	—	(76)	261	12%	12%
Applied Water	1,860	1,483	377	25%	—	(39)	338	23%	23%
Measurement & Control Solutions	1,969	1,416	553	39%	12	(25)	540	38%	37%

Quarter Ended December 31
Xylem Inc.	1,584	1,294	290	22%	2	7	299	23%	23%
Water Infrastructure	598	464	134	29%	—	4	138	30%	30%
Applied Water	451	410	41	10%	—	1	42	10%	10%
Measurement & Control Solutions	535	420	115	27%	2	2	119	28%	28%

Quarter Ended September 30
Xylem Inc.	1,518	1,246	272	22%	2	(24)	250	20%	20%
Water Infrastructure	623	558	65	12%	—	(12)	53	9%	9%
Applied Water	446	375	71	19%	—	(7)	64	17%	17%
Measurement & Control Solutions	449	313	136	43%	2	(5)	133	42%	42%

Quarter Ended June 30
Xylem Inc.	1,660	1,232	428	35%	1	(74)	355	29%	29%
Water Infrastructure	639	598	41	7%	—	(41)	—	0%	0%
Applied Water	486	326	160	49%	—	(20)	140	43%	43%
Measurement & Control Solutions	535	308	227	74%	1	(13)	215	70%	69%

Quarter Ended March 31
Xylem Inc.	1,538	1,261	277	22%	7	(49)	235	19%	18%
Water Infrastructure	611	514	97	19%	—	(27)	70	14%	14%
Applied Water	477	372	105	28%	—	(13)	92	25%	25%
Measurement & Control Solutions	450	375	75	20%	7	(9)	73	19%	18%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Year Ended December 31
Xylem Inc.	5,195	4,876	319	7%	13	(122)	210	4%	4%
Water Infrastructure	2,247	2,079	168	8%	—	(65)	103	5%	5%
Applied Water	1,613	1,434	179	12%	—	(34)	145	10%	10%
Measurement & Control Solutions	1,335	1,363	(28)	(2)%	13	(23)	(38)	(3)%	(4)%

Quarter Ended December 31
Xylem Inc.	1,323	1,373	(50)	(4)%	6	8	(36)	(3)%	(3)%
Water Infrastructure	622	616	6	1%	—	5	11	2%	2%
Applied Water	406	395	11	3%	—	2	13	3%	3%
Measurement & Control Solutions	295	362	(67)	(19)%	6	1	(60)	(17)%	(18)%

Quarter Ended September 30
Xylem Inc.	1,265	1,220	45	4%	2	(20)	27	2%	2%
Water Infrastructure	547	524	23	4%	—	(10)	13	2%	2%
Applied Water	400	364	36	10%	—	(7)	29	8%	8%
Measurement & Control Solutions	318	332	(14)	(4)%	2	(3)	(15)	(5)%	(5)%

Quarter Ended June 30
Xylem Inc.	1,351	1,160	191	16%	3	(66)	128	11%	11%
Water Infrastructure	569	501	68	14%	—	(36)	32	6%	6%
Applied Water	414	337	77	23%	—	(18)	59	18%	18%
Measurement & Control Solutions	368	322	46	14%	3	(12)	37	11%	11%

Quarter Ended March 31
Xylem Inc.	1,256	1,123	133	12%	2	(44)	91	8%	8%
Water Infrastructure	509	438	71	16%	—	(24)	47	11%	11%
Applied Water	393	338	55	16%	—	(11)	44	13%	13%
Measurement & Control Solutions	354	347	7	2%	2	(9)	—	0%	(1)%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Total Revenue
• Total Xylem	1,256	1,123	1,351	1,160	1,265	1,220	1,323	1,373	5,195	4,876
• Water Infrastructure	509	438	569	501	547	524	622	616	2,247	2,079
• Applied Water	393	338	414	337	400	364	406	395	1,613	1,434
• Measurement & Control Solutions	354	347	368	322	318	332	295	362	1,335	1,363
Operating Income
• Total Xylem	133	61	160	54	152	73	140	179	585	367
• Water Infrastructure	71	39	93	73	101	89	122	117	387	318
• Applied Water	66	47	64	41	60	56	50	61	240	205
• Measurement & Control Solutions	9	(12)	13	(46)	7	(62)	(17)	14	12	(106)
• Total Segments	146	74	170	68	168	83	155	192	639	417
Operating Margin
• Total Xylem	10.6%	5.4%	11.8%	4.7%	12.0%	6.0%	10.6%	13.0%	11.3%	7.5%
• Water Infrastructure	13.9%	8.9%	16.3%	14.6%	18.5%	17.0%	19.6%	19.0%	17.2%	15.3%
• Applied Water	16.8%	13.9%	15.5%	12.2%	15.0%	15.4%	12.3%	15.4%	14.9%	14.3%
• Measurement & Control Solutions	2.5%	(3.5)%	3.5%	(14.3)%	2.2%	(18.7)%	(5.8)%	3.9%	0.9%	(7.8)%
• Total Segments	11.6%	6.6%	12.6%	5.9%	13.3%	6.8%	11.7%	14.0%	12.3%	8.6%
Special Charges
• Total Xylem	2	—	—	11	1	70	1	—	4	81
• Water Infrastructure	—	—	—	—	—	—	—	—	—	—
• Applied Water	1	—	—	—	—	—	—	—	1	—
• Measurement & Control Solutions	—	—	—	10	—	69	—	—	—	79
• Total Segments	1	—	—	10	—	69	—	—	1	79
Restructuring & Realignment Costs
• Total Xylem	8	9	6	43	2	15	6	10	22	77
• Water Infrastructure	5	5	4	8	1	8	2	7	12	28
• Applied Water	1	2	2	4	2	2	2	1	7	9
• Measurement & Control Solutions	2	2	—	31	(1)	5	2	2	3	40
• Total Segments	8	9	6	43	2	15	6	10	22	77
Adjusted Operating Income
• Total Xylem	143	70	166	108	155	158	147	189	611	525
• Water Infrastructure	76	44	97	81	102	97	124	124	399	346
• Applied Water	68	49	66	45	62	58	52	62	248	214
• Measurement & Control Solutions	11	(10)	13	(5)	6	12	(15)	16	15	13
• Total Segments	155	83	176	121	170	167	161	202	662	573
Adjusted Operating Margin
• Total Xylem	11.4%	6.2%	12.3%	9.3%	12.3%	13.0%	11.1%	13.8%	11.8%	10.8%
• Water Infrastructure	14.9%	10.0%	17.0%	16.2%	18.6%	18.5%	19.9%	20.1%	17.8%	16.6%
• Applied Water	17.3%	14.5%	15.9%	13.4%	15.5%	15.9%	12.8%	15.7%	15.4%	14.9%
• Measurement & Control Solutions	3.1%	(2.9)%	3.5%	(1.6)%	1.9%	3.6%	(5.1)%	4.4%	1.1%	1.0%
• Total Segments	12.3%	7.4%	13.0%	10.4%	13.4%	13.7%	12.2%	14.7%	12.7%	11.8%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2021				Q4 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,323	—		1,323	1,373	—		1,373
Operating Income	140	7	a	147	179	10	a	189
Operating Margin	10.6%			11.1%	13.0%			13.8%
Interest Expense	(13)	—		(13)	(21)	—		(21)
Other Non-Operating Income (Expense)	(1)	3	b	2	—	1	b	1
Gain/(Loss) from sale of businesses	—	—		—	—	—		—
Income before Taxes	126	10		136	158	11		169
Provision for Income Taxes	(13)	(8)	c	(21)	(10)	(14)	c	(24)
Net Income attributable to Xylem	113	2		115	148	(3)		145
Diluted Shares	181.6			181.6	181.5			181.5
Diluted EPS	$0.62	$0.01		$0.63	$0.82	$(0.01)		$0.81
Year-over-year currency translation impact on current year diluted EPS	$(0.01)	$—		$(0.01)
Diluted EPS at Constant Currency	$0.63	$0.01		$0.64

	Q4 YTD 2021				Q4 YTD 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	5,195	—		5,195	4,876	—		4,876
Operating Income	585	26	a	611	367	158	a	525
Operating Margin	11.3%			11.8%	7.5%			10.8%
Interest Expense	(76)	—		(76)	(77)	—		(77)
Other Non-Operating Income (Expense)	—	8	b	8	(5)	5	b	—
Gain/(Loss) from sale of businesses	2	(2)		—	—	—		—
Income before Taxes	511	32		543	285	163		448
Provision for Income Taxes	(84)	(7)	c	(91)	(31)	(43)	c	(74)
Net Income attributable to Xylem	427	25		452	254	120		374
Diluted Shares	181.5			181.5	181.1			181.0
Diluted EPS	$2.35	$0.14		$2.49	$1.40	$0.66		$2.06
Year-over-year currency translation impact on current year diluted EPS	$0.08	$0.01		$0.09
Diluted EPS at Constant Currency	$2.27	$0.13		$2.40

a	Quarter-to-date: Restructuring & realignment costs of $6 million in 2021 and $10 million in 2020, as well as special charges of $1 million in 2021.
Year-to-date: Restructuring & realignment costs of $22 million and $77 million in 2021 and 2020, respectively; special charges of $4 million ($1 million of intangible asset impairment charges and $3 million of other charges) and $81 million of special charges in 2020 ($79 million of intangible asset and goodwill impairment charges and $2 million of other charges).
b	Quarter-to-date: Special non-operating charges consist of $3 million in 2021 and $1 million in 2020 for costs related to the UK pension plan that is going to be part of a buyout.
Year-to-date: Special non-operating charges consist of $8 million in 2021 and $5 million in 2020 for costs related to the UK pension plan that is going to be part of a buyout .
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $1 million in 2021 and $2 million in 2020; $1 million net tax impact on special charges in each of 2021 and 2020 and $6 million and $11 million in 2021 and 2020, respectively, of negative impact from tax related special benefits to GAAP tax.
Year-to-date: Net tax impact on restructuring & realignment costs of $5 million and $17 million in 2021 and 2020, respectively; $2 million and $10 million of net tax impact on special charges in 2021 and 2020, respectively; and $16 million in 2020 of negative impact from tax related special benefits to GAAP tax.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Net Cash - Operating Activities	$(26)	$(2)	$232	$181	$112	$275	$220	$370	$538	$824
Capital Expenditures - PP&E	(22)	(32)	(25)	(24)	(33)	(24)	(62)	(29)	(142)	(109)
Capital Expenditures - Software	(17)	(19)	(16)	(20)	(14)	(17)	(19)	(18)	(66)	(74)
Capital Expenditures	(39)	(51)	(41)	(44)	(47)	(41)	(81)	(47)	(208)	(183)
Free Cash Flow	$(65)	$(53)	$191	$137	$65	$234	$139	$323	$330	$641
Net Income	87	38	113	31	114	37	113	148	427	254
Gain/(Loss) from sale of businesses	—	—	2	—	—	—	—	—	2	—
Restructuring & Realignment Charges - non-cash impairment	(1)	—	—	(17)	—	(3)	—	(1)	(1)	(21)
Special Charges - non-cash impairment	(1)	—	—	(10)	—	(69)	—	—	(1)	(79)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$89	$38	$111	$58	$114	$109	$113	$149	$427	$354
Operating Cash Flow Conversion	(30)%	(5)%	205%	584%	98%	743%	195%	250%	126%	324%
Free Cash Flow Conversion	(73)%	(139)%	172%	236%	57%	215%	123%	217%	77%	181%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87	113	114	113	427
Income Tax Expense	27	25	19	13	84
Interest Expense (Income), net	19	19	20	11	69
Depreciation	30	29	31	28	118
Amortization	32	33	31	31	127
EBITDA	195	219	215	196	825
Share-based Compensation	9	8	8	8	33
Restructuring & Realignment	8	6	2	6	22
Loss/(Gain) from sale of business	—	(2)	—	—	(2)
Special Charges	3	3	2	4	12
Adjusted EBITDA	215	234	227	214	890
Revenue	1,256	1,351	1,265	1,323	5,195
Adjusted EBITDA Margin	17.1%	17.3%	17.9%	16.2%	17.1%

2020
	Q1	Q2	Q3	Q4	Total
Net Income	38	31	37	148	254
Income Tax Expense (Benefit)	4	4	13	10	31
Interest Expense (Income), net	14	16	20	20	70
Depreciation	29	29	30	29	117
Amortization	35	33	33	33	134
EBITDA	120	113	133	240	606
Share-based Compensation	8	8	3	7	26
Restructuring & Realignment	9	43	15	10	77
Special Charges	1	13	71	1	86
Adjusted EBITDA	138	177	222	258	795
Revenue	1,123	1,160	1,220	1,373	4,876
Adjusted EBITDA Margin	12.3%	15.3%	18.2%	18.8%	16.3%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	70	92	102	121	385
Interest Expense (Income), net	(1)	(1)	—	(1)	(3)
Depreciation	11	11	11	10	43
Amortization	2	2	1	3	8
EBITDA	82	104	114	133	433
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	4	1	2	12
Adjusted EBITDA	88	108	116	135	447
Revenue	509	569	547	622	2,247
Adjusted EBITDA Margin	17.3%	19.0%	21.2%	21.7%	19.9%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	37	71	85	116	309
Interest Expense (Income), net	—	(1)	—	—	(1)
Depreciation	11	11	11	11	44
Amortization	4	5	2	2	13
EBITDA	52	86	98	129	365
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	5	8	8	7	28
Adjusted EBITDA	57	95	106	137	395
Revenue	438	501	524	616	2,079
Adjusted EBITDA Margin	13.0%	19.0%	20.2%	22.2%	19.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	66	65	60	48	239
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	1	1	—	—	2
EBITDA	72	71	65	53	261
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	1	2	2	2	7
Loss/(Gain) from sale of business	—	(2)	—	—	(2)
Special Charges	1	—	—	—	1
Adjusted EBITDA	75	72	68	56	271
Revenue	393	414	400	406	1,613
Adjusted EBITDA Margin	19.1%	17.4%	17.0%	13.8%	16.8%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	42	55	60	204
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	6	5	21
Amortization	1	—	1	1	3
EBITDA	53	47	62	66	228
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	2	4	2	1	9
Adjusted EBITDA	56	52	64	68	240
Revenue	338	337	364	395	1,434
Adjusted EBITDA Margin	16.6%	15.4%	17.6%	17.2%	16.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	8	12	7	(17)	10
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	10	11	8	38
Amortization	27	27	27	26	107
EBITDA	44	49	45	17	155
Share-based Compensation	1	2	1	2	6
Restructuring & Realignment	2	—	(1)	2	3
Adjusted EBITDA	47	51	45	21	164
Revenue	354	368	318	295	1,335
Adjusted EBITDA Margin	13.3%	13.9%	14.2%	7.1%	12.3%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	(13)	(46)	(62)	14	(107)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	8	9	9	35
Amortization	27	26	27	27	107
EBITDA	23	(12)	(26)	50	35
Share-based Compensation	2	1	1	1	5
Restructuring & Realignment	2	31	5	2	40
Special Charges	—	10	69	—	79
Adjusted EBITDA	27	30	49	53	159
Revenue	347	322	332	362	1,363
Adjusted EBITDA Margin	7.8%	9.3%	14.8%	14.6%	11.7%